Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396





February 16, 2001


FORT ORANGE CAPITAL MANAGEMENT INC.
100 State Street
Albany, NY 12207
Attn: Dr. Douglas Mitchell

Re: Salomon Smith Barney Orion Futures Fund L.P.
      Smith Barney Principal Plus Futures Fund L.P.

Dear Douglas,

         Please liquidate all of your positions in the above referenced fund in an orderly fashion beginning immediately. This will effectively terminate your management agreement with the fund.

         If you have any questions, please call myself or Jennifer Magro at
(212)723-5424.


                                    Very Truly Yours,


                                    /s/ Daniel A. Dantuono
                                    Daniel A. Dantuono
                                    Chief Financial Officer